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                                                                    EXHIBIT 10.1

                        ENCOMPASS SERVICES CORPORATION
                             AMENDED AND RESTATED
                            1997 STOCK AWARDS PLAN


                             W I T N E S S E T H:

     WHEREAS, Group Maintenance America Corp., a Texas corporation ("GroupMac") previously adopted the Group Maintenance America Corp. 1997 Stock Awards Plan (the "Plan"); and

     WHEREAS, effective February 22, 2000, GroupMac merged with Building One Services Corporation, and the surviving merged company was named Encompass Services Corporation (the "Company"); and

     WHEREAS, the Company has the right, pursuant to Paragraph XIII of the Plan, to amend the Plan from time to time, subject to certain limitations; and

     WHEREAS, the Company desires to rename the Plan to reflect the merger and to amend and restate the Plan to implement certain modifications to the Plan.

     NOW, THEREFORE, effective as set forth in Paragraph III, except as otherwise provided, the Company hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                                  I.  PURPOSE

     The purpose of the Plan is to provide a means through which the Company and its subsidiaries may attract able persons to the Company and to provide a means whereby those employees, Directors and consultants, upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or service. A further purpose of the Plan is to provide such key employees, Directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Director or consultant, as provided herein.

                               II.  DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

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     (a) "Affiliates" means any "parent corporation" of the Company and any
"subsidiary" of the Company within the meaning of Code Sections 424(e) and (f), respectively, and any entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company.

     (b) "Award" means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board; provided, however, that the following transactions shall not be a Change of Control for the purposes of this Plan:

     A. the transaction contemplated in that certain Agreement and Plan of Merger dated as of November 2, 1999 by and between the Company and Building One Services Corporation;

     B. the acquisition by BOSS II, LLC of the Company's convertible preferred stock pursuant to the Subscription and Exchange Agreement by and between the Company and BOSS II, LLC dated as of November 2, 1999;

     C. the acquisition by Apollo Management, L.P. ("Apollo") or one of the Apollo Affiliates (as defined below) of shares of Stock pursuant to the exercise of certain rights it has under various agreements with the Company; and

     D. the transfer of shares among Apollo or any Apollo Affiliates; provided however, any transfer or transfers among Apollo or any Apollo Affiliates which is transacted in combination with another transaction or series of transactions involving a party or parties other than Apollo or any Apollo Affiliates where all transactions combined satisfy any clauses (i) through (v) above shall be a Change of Control.

     For purposes of this definition, an "Apollo Affiliate" shall mean any entity which would be an "affiliate" of Apollo as provided in Rule 12b-2 under the 1934 Act.

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     (e) "Change of Control Value" shall mean (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

     (g) "Committee" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) constituted solely of "outside directors," within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

     (h) "Company" means Encompass Services Corporation and any of its Affiliates.

     (i) A "consultant" means an individual who performs services for the Company or its Affiliates as an independent contractor.

     (j) "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     (k) An "employee" means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

     (l) "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

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     (n) "Holder" means an employee, Director or consultant who has been granted an Award.

     (o) "Incentive Stock Option" means an option that is designated as an incentive stock option within the meaning of Section 422(b) of the Code.

     (p) "Nonqualified Stock Option" means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

     (q) "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

     (r) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

     (s) "Performance Award" means an Award granted under Paragraph X of the Plan.

     (t) "Performance Award Agreement" means a written agreement between the Company and a Holder with respect to a Performance Award.

     (u) "Phantom Stock Award" means an Award granted under Paragraph XI of the Plan.

     (v) "Phantom Stock Award Agreement" means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

     (w) "Plan" means the Group Maintenance America Corp. 1997 Stock Awards Plan, as amended from time to time.

     (x) "Reload Option" means the grant of a new Option to a Holder who exercises an Option(s) as provided in Paragraph VII(f) of the Plan.

     (y) "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     (z) "Restricted Stock Award" means an Award granted under Paragraph IX of the Plan.

     (aa) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     (bb) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

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     (cc) "Stock" means the common stock, $0.001 par value of the Company.

     (dd) "Stock Appreciation Right" means an Award granted under Paragraph VIII of the Plan.

     (ee) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

                 III.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan originally became effective as of the date of its adoption by the Board. The Plan was approved by the stockholders of the Company within twelve months thereafter, as required by the Code. The effective date of the amendment and restatement of the Plan is the date of its adoption by the Board. No further Awards may be granted under the Plan after the expiration of ten years from the date of its initial adoption by the Board (June 30, 2007). The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                              IV.  ADMINISTRATION

     (a) Committee.  The Plan shall be administered by the Committee.

     (b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, Directors and consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, Directors and consultants, their present and potential contributions to the Company=s success and such other factors as the Committee in its discretion shall deem relevant.

     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

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                V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,
                  RESTRICTED STOCK AWARDS, PERFORMANCE AWARDS
             AND PHANTOM STOCK AWARDS; SHARES SUBJECT TO THE PLAN

     (a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed nine percent (9%) of the aggregate number of shares of common stock issued and outstanding at the end of each fiscal quarter during the term of the Plan; provided, however, the maximum number of shares for which Incentive Stock Options may be granted shall be 500,000 shares. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

     (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

                               VI.  ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are employees, Directors or consultants. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

                              VII.  STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, the term of an Incentive Stock Option cannot exceed ten years from the date of grant.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) Special Limitations on Incentive Stock Options.   No more than 500,000
shares of Stock may be subject to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Affiliates. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as

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Nonqualified Stock Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Payment in full or in part may also be made by a reduction in the number of shares of Stock issuable upon the exercise of an Option, based on the Fair Market Value of the shares of Stock on the date the Option is exercised. Each Option Agreement shall specify the effect of termination of employment, the cessation of serving on the Board or the cessation of performing services as a consultant to the Company on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (e) Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but
(i) such purchase price shall not be less than the Fair Market Value of Stock subject to an Option on the date the Option is granted and (ii) such purchase price shall be subject to adjustment as provided herein. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

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     (f) Reload Options.  The Committee shall have the authority to and, in its sole discretion may, specify at or after the time of grant of a Nonqualified Stock Option, that a Holder shall be automatically granted a Reload Option in the event such Holder exercises all or part of an original option ("Original Option") within five years of the date of grant of the Original Option, by means of, in accordance with Paragraph VII(d) of this Plan, (i) a cashless exercise,
(ii) a reduction in the number of shares of Stock issuable upon such exercise sufficient to pay the purchase price and the applicable withholding taxes, based on the Fair Market Value of the shares of Stock on the date the Option is exercised, or (iii) surrendering to the Company already owned shares of Stock in full or partial payment of the purchase price under the Original Option and the applicable withholding taxes. The grant of Reload Options shall be subject to the availability of shares of Stock under this Plan at the time of exercise of the Original Option and to the limits provided for in Paragraph V of this Plan. The Committee shall have the authority to determine the terms of any Reload Options granted.

     (g) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder=s name.

     (h) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

                       VIII.  STOCK APPRECIATION RIGHTS

     (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion
(i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment, the cessation of serving on the Board or the

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cessation of performing services as a consultant to the Company on the exercisability of the Stock Appreciation Rights.

     (b) Other Terms and Conditions. At the time of such Award, the Committee, may in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights, including, but not limited to rules pertaining to termination of employment, the cessation of serving on the Board or the cessation of performing services as a consultant to the Company (by retirement, disability, death or otherwise) of a Holder prior to the expiration of such Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Appreciation Rights Agreements need not be identical.

     (c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)), and (ii) shall be subject to adjustment as provided in Paragraph XII.

     (d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

     (e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                         IX.  RESTRICTED STOCK AWARDS

     (a) Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of targets established by the Committee that are based on (1) the price of a share of Stock, (2) the Company's earnings per share, (3) the Company's revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders' equity achieved by the Company, or (6) the Company's pre-tax cash flow from operations, (ii) the Holder's continued service or employment with the Company for a specified period of time, or (iii) a combination of any two or more of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have

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different Forfeiture Restrictions, in the discretion of the Committee. The
Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

     (b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment, the cessation of serving on the Board or the cessation of performing services as a consultant to the Company (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under Section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     (d) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                            X.  PERFORMANCE AWARDS

     (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance of the Holder shall be measured.

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     (b) Performance Awards.  Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

     (c) Performance Measures. A Performance Award shall be awarded to an employee, Director or consultant contingent upon future performance of the employee, Director or consultant, the Company or any subsidiary, division or department thereof by or in which he is employed or for which he performs services during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

     (d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account an employee's, Director's or consultant's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

     (e) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

     (f) Termination of Employment, Cessation of Serving on Board or Termination of Service. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company or fails to serve on the Board or fails to perform services for the Company at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

     (g) Agreements. At the time any Award is made under this Paragraph X, the Company and the Holder shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                           XI.  PHANTOM STOCK AWARDS

     (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law)

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

or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

     (b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

     (c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee's, Director's or consultant's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

     (d) Payment. Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

     (e) Termination of Employment, Cessation of Serving on Board or Termination of Service. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Company or fails to serve on the Board or fails to perform services for the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

     (f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                   XII.  RECAPITALIZATION OR REORGANIZATION

     (a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

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

     (b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

     (c) Unless all or a portion of a Holder's Awards vest or are exercisable upon the occurrence of a Change of Control as specifically provided under an Option Agreement, a Performance Award Agreement, a Phantom Stock Award Agreement, a Restricted Stock Agreement, a Stock Appreciation Rights Agreement or an Employment Agreement, the Committee, in its discretion, shall determine upon the occurrence of a Change of Control the exercisability of any Award not otherwise exercisable, which may vary among Holders and types of Awards. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual
Holder: (1) determine a limited period of time for the exercise of such Options on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act. The provisions contained in this paragraph shall not alter any rights or terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

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

     (d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

     (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                 XIII.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

     (a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XII;

     (b)  to change the Option price;

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

     (c) to change the class of employees, Directors or consultants eligible to receive Awards or materially increase the benefits accruing to employees, Directors or consultants under the Plan;

     (d) to extend the maximum period during which Awards may be granted under the Plan;

     (e) to modify materially the requirements as to eligibility for participation in the Plan; or

     (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                              XIV.  MISCELLANEOUS

     (a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee, Director or consultant any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment or Service Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment or service with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or service at any time.

     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No

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

employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (e) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

     (f) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

     (g) Section 162(m). If the plan is subject to 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of
Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

     (h) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

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